SCHEDULE 14A
                                 (RULE 14A-101)

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
          SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. _____________)


Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule
      14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12


                             BARNEYS NEW YORK, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, If Other Than the Registrant)


Payment of filing fee (Check the appropriate box):

[X]     No fee required.

[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

        1.      Title of each class of securities to which transaction applies:

        2.      Aggregate number of securities to which transaction applies:

        3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        4.      Proposed maximum aggregate value of transaction:

        5.      Total fee paid:

[ ]     Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1.      Amount Previously Paid:

        2.      Form, Schedule or Registration Statement No.:

        3.      Filing Party:

        4.      Date Filed:

                             BARNEYS NEW YORK, INC.
                                575 FIFTH AVENUE
                               NEW YORK, NY 10017
                                 (212) 450-8700

--------------------------------------------------------------------------------
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON             JUNE 20, 2003
--------------------------------------------------------------------------------


TO THE STOCKHOLDERS OF
  BARNEYS NEW YORK, INC.:

        Notice is hereby given that the Annual Meeting of Stockholders of Barneys New York, Inc. (the "Company") will be held at the offices of the Company, located at 1201 Valley Brook Avenue, Lyndhurst, New Jersey, on Friday, June 20, 2003 at 10:00 A.M. local time (the "Annual Meeting"), for the following purposes:

                1. To elect ten members of the Board of Directors, each to serve until the next Annual Meeting of Stockholders and until their respective successors are elected and qualified or until their earlier resignation or removal.

                2. To ratify the appointment of Ernst & Young LLP as independent auditors for the Company for the fiscal year ending January 31, 2004.

                3. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

        The accompanying Proxy Statement contains further information with respect to these matters.

        Only stockholders of record on the books of the Company at the close of business on May 2, 2003 will be entitled to notice of, and to vote at, the Annual Meeting. The stock transfer books will not be closed between the record date and the date of the Annual Meeting. See the "Miscellaneous" section of the accompanying Proxy Statement as to the place where the list of stockholders may be examined.

        Stockholders are cordially invited to attend the Annual Meeting in person. Whether or not you plan to be present at the Annual Meeting, please sign, date and return the enclosed Proxy to ensure that your shares are voted. A return envelope, which requires no postage if mailed in the United States, is enclosed for your convenience.


                                           By Order of the Board of Directors

                                                 /s/ Marc H. Perlowitz

                                                   Marc H. Perlowitz
                                                       Secretary

May 19, 2003

             ------------------------------------------------------
                        PLEASE MAIL YOUR PROXY . . . NOW!
                                    IMPORTANT
                    WE HOPE THAT YOU CAN ATTEND THIS MEETING
                      IN PERSON, BUT IF YOU CANNOT DO SO,
             PLEASE MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY.
             ------------------------------------------------------

                             BARNEYS NEW YORK, INC.
                                575 FIFTH AVENUE
                               NEW YORK, NY 10017
                                 (212) 450-8700

                                 PROXY STATEMENT

           ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 20, 2003

     This statement is furnished to stockholders of Barneys New York, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board of Directors") to be voted at the Annual Meeting of Stockholders of the Company to be held at 1201 Valley Brook Avenue, Lyndhurst, NJ 07071 on June 20, 2003, at 10:00 A.M. (the "Annual Meeting"). Stockholders of record at the close of business on May 2, 2003 will be entitled to notice of and to vote at such meeting and at all adjournments thereof.

     Stockholders who execute proxies may revoke them at any time before they are voted by giving written notice of such revocation to the Secretary of the Company, by executing a later-voted proxy or by voting by ballot at the meeting. When a proxy is received, properly executed, prior to the meeting, the shares represented thereby will be voted at the meeting in accordance with the terms thereof.

     The complete mailing address of the Company's principal executive offices is 575 Fifth Avenue, New York, New York 10017. The approximate date on which this Proxy Statement, the form of Proxy and Annual Report of the Company for the fiscal year ended February 1, 2003, including audited financial statements, were first sent or given to the stockholders of the Company was on or about May 23, 2003.

     Votes will be tabulated by American Stock Transfer & Trust Company, the transfer agent and registrar for the shares of common stock, par value $0.01 per share, of the Company (the "Common Stock") and the results will be certified by one or more inspectors of election who are required to resolve impartially any interpretive questions as to the conduct of the vote. In tabulating votes, a record will be made of the number of shares voted for each nominee or other matter voted upon, the number of shares with respect to which authority to vote for that nominee or such other matter has been withheld, and the number of shares held of record by broker-dealers and present at the Annual Meeting but not voting.

     All shares of Common Stock represented by properly executed proxies in the accompanying form will be voted at the Annual Meeting in accordance with the instructions indicated thereon unless such proxies previously have been revoked. If any such proxies do not contain voting instructions, the shares of Common Stock represented by such proxies will be voted FOR PROPOSALS 1 AND 2. The Board of Directors is not aware of any business to be brought before the Annual Meeting other than as indicated in the accompanying notice, but it is intended that, as to any other such business properly coming before the Annual Meeting, votes may be cast pursuant to such proxies in accordance with the judgment of the persons acting thereunder.

      VOTING RIGHTS AND SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
                                   MANAGEMENT

     On May 2, 2003, there were outstanding and entitled to vote 14,103,227 shares of Common Stock. Stockholders are entitled to one vote, exercisable in person or by proxy, for each share of Common Stock held on the record date of May 2, 2003. The holders of a majority of the outstanding shares of Common Stock entitled to vote at the meeting shall constitute a quorum.

     The following table sets forth information as of May 2, 2003 regarding the beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of Common Stock by:

     o each person known to the Company to be a beneficial owner of more than 5% of the outstanding Common Stock;

     o    each of the Company's directors;

     o the Company's chief executive officer and each of the four most highly compensated executive officers of the Company other than the Company's chief executive officer; and

     o    all executive officers and directors of the Company as a group.

     Unless otherwise indicated, the address for each stockholder listed in the table below is c/o Barneys New York, Inc., 575 Fifth Avenue, New York, New York 10017. The information below regarding each beneficial owner of more than 5% of the outstanding Common Stock, other than Isetan Company Limited, is based on filings pursuant to Section 13(d) under the Securities Exchange Act of 1934. The information below as to securities owned by directors and executive officers was furnished to the Company by such directors and executive officers, including as to certain directors pursuant to Section 13(d) under the Securities Exchange Act of 1934. Except as otherwise indicated all shares are owned directly. For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares as of a given date which such person has the right to acquire within 60 days after such date. For purposes of computing the percentage of outstanding shares held by each person or group of persons named below on a given date, any security which such person or persons has the right to acquire within 60 days after such date is deemed to be outstanding for the purpose of computing the percentage ownership of such person or persons, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

                                                                                           AMOUNT AND NATURE OF         PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                                                       BENEFICIAL OWNERSHIP          CLASS(1)
------------------------------------                                                       --------------------          --------
Whippoorwill Associates, Inc., on behalf of its Discretionary Accounts...........               5,460,285.5(2)             38.2%
  11 Martine Avenue
  White Plains, New York 10606
Bay Harbour Management L.C. on behalf of its Managed Accounts....................               5,648,086.5(3)             39.5%
  885 Third Avenue, 34th Floor
  New York, New York 10022
Isetan Company Limited...........................................................                   913,061                 6.5%
  14-1 Shinjuku 3-Chome
  Shinjuku-ku, Tokyo
  Japan 160-0022
Shelley F. Greenhaus.............................................................               5,490,285.5(4)             38.3%
  c/o Whippoorwill Associates, Inc.
David A. Strumwasser.............................................................               5,490,285.5(4)             38.3%
  c/o Whippoorwill Associates, Inc.
Douglas P. Teitelbaum............................................................               5,678,086.5(5)             39.6%
  c/o Bay Harbour Management L.C.
  885 Third Avenue, 34th Floor
  New York, New York 10022.



                                       2

                                                                                           AMOUNT AND NATURE OF         PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                                                       BENEFICIAL OWNERSHIP          CLASS(1)
------------------------------------                                                       --------------------          --------

Steven A. Van Dyke...............................................................               5,690,086.5(6)             39.7%
  c/o Bay Harbour Management L.C.
  885 Third Avenue, 34th Floor
  New York, New York 10022.
John Halpern.....................................................................                    30,000 (7),(8)            *
Yasuo Okamoto....................................................................                    30,000 (7)                *
Allen I. Questrom................................................................                    30,000 (7)                *
Howard Socol.....................................................................                   596,117 (9)             4.1%
Carl Spielvogel..................................................................                    30,000 (7)                *
Robert J. Tarr, Jr...............................................................                    30,000 (7)                *
Judith Collinson.................................................................                    44,000 (10)               *
Thomas Kalenderian...............................................................                    44,000 (10)               *
Michael Celestino................................................................                    44,000 (10)               *
Marc H. Perlowitz................................................................                    44,000 (10)               *
All directors and executive officers as a group consisting of 18 persons.........                11,677,372                77.6%


----------------

* Less than 1%.

(1)    Based on 14,103,227 shares outstanding as of May 2, 2003.

(2) All of such shares are owned by various limited partnerships, a limited liability company, a trust and third party accounts for which Whippoorwill Associates, Inc. ("Whippoorwill") has discretionary authority and acts as general partner or investment manager. Bay Harbour Management L.C. ("Bay Harbour") and Whippoorwill have entered into a stockholders agreement with respect to their ownership in, and the voting of the capital stock of, the Company. The number of shares indicated as being beneficially owned by Whippoorwill (x) does not include the shares of Common Stock held by Bay Harbour which are the subject of the stockholders agreement and with respect to which Whippoorwill disclaims beneficial ownership and (y) includes 298,058.5 shares of Common Stock beneficially owned by Howard Socol which are the subject of a stockholders agreement dated as of January 8, 2001, pursuant to which Mr. Socol agreed to vote such shares at the direction of Whippoorwill.

(3) All of such shares are owned directly by (i) BHB LLC, of which Bay Harbour is the manager, or (ii) certain of Bay Harbour's managed accounts. Bay Harbour and Whippoorwill have entered into a stockholders agreement with respect to their ownership in, and the voting of the capital stock of, the Company. The number of shares indicated as being beneficially owned by Bay Harbour (x) does not include the shares of Common Stock held by Whippoorwill which are the subject of the stockholders agreement and with respect to which Bay Harbour disclaims beneficial ownership and (y) includes 298,058.5 shares of Common Stock beneficially owned by Howard Socol which are the subject of a stockholders agreement dated as of January 8, 2001, pursuant to which Mr. Socol agreed to vote such shares at the direction of Bay Harbour.

(4) Includes all shares of Common Stock beneficially owned by Whippoorwill. Mr. Greenhaus is a principal, President and Managing Director and Mr. Strumwasser is a principal, Managing Director and General Counsel of Whippoorwill. Also includes 30,000 shares of Common Stock issuable pursuant to currently exercisable options granted to each of Messrs. Greenhaus and Strumwasser under the Company's stock option plan for non-employee directors (the "Director Option Plan").

(5) Includes all shares of Common Stock beneficially owned by Bay Harbour. Mr. Teitelbaum is a principal of Bay Harbour. Also includes 30,000 shares of Common Stock issuable pursuant to currently exercisable options granted to Mr. Teitelbaum under the Director Option Plan.

(6) Includes all shares of Common Stock beneficially owned by Bay Harbour. Mr. Van Dyke is a principal of Bay Harbour. Also includes 12,000 shares of Common Stock beneficially owned by Mr. Van Dyke and 30,000 shares of Common Stock issuable pursuant to currently exercisable options granted to Mr. Van Dyke under the Director Option Plan.

(7) Represents shares of Common Stock issuable upon the exercise of currently exercisable options granted to non-employee directors under the Director Option Plan.

(8) Halpern, Denny & Company, of which John Halpern is a partner, is a member of BHB LLC. Mr. Halpern disclaims beneficial ownership of any shares of Common Stock owned by BHB LLC.

(9) Represents 200,000 shares of restricted stock over which Mr. Socol has voting but not dispositive power and 396,117 shares of Common Stock issuable upon the exercise of currently exercisable options granted pursuant to the Company's employee stock option plan (the "Employee Stock Option Plan").

(10) Represents shares of Common Stock issuable upon the exercise of currently exercisable options granted to executive officers pursuant to the Employee Stock Option Plan.


     In addition, there are 20,000 shares of Series A Preferred Stock outstanding. The shares of Preferred Stock have one vote per share and vote on all matters, other than the election of directors, with the Common Stock, together as a single class. The Barneys Employees Stock Plan Trust, c/o Barneys New York, Inc., 575 Fifth Avenue, New York, New York 10017, owns 15,000 shares, or 75%, of the Preferred Stock, and Harry G. Wagner, an individual, 1609 New York Avenue, Huntington Station, NY 11746, owns 5,000 shares, or 25%, of the Preferred Stock.

     As noted above, Bay Harbour and Whippoorwill, who collectively beneficially own approximately 77.7% of the outstanding shares of Common Stock, are parties to a stockholders agreement with respect to certain matters relating to the shares of Common Stock held by them. Pursuant to the stockholders agreement, each of Bay Harbour and Whippoorwill have agreed to:

       o grant each other rights of first offer as well as tag-along rights in the event of a transfer of shares;

       o grant each other the right to participate in an acquisition of additional shares of Common Stock by one of them; and

       o grant the other a right of first refusal to purchase shares of Common Stock which one of them has requested the Company to register pursuant to the registration rights agreement among the Company, Bay Harbour, Whippoorwill and Isetan Company Limited ("Isetan").

     The stockholders agreement also generally prohibits each of Bay Harbour and Whippoorwill from voting the shares of Common Stock held by it in favor of amending the Company's certificate of incorporation or bylaws or a sale or merger of the Company without the consent of the other. The stockholders agreement further gives approval rights to Bay Harbour and Whippoorwill in connection with the appointment of the chief executive officer of the Company. The stockholders agreement may be terminated by either party at any time.

                            1. ELECTION OF DIRECTORS

     Ten directors are to be elected at the Annual Meeting to hold office until the Annual Meeting in 2004 and until their successors are elected and qualified. The nominees recommended by the Board of Directors of the Company are listed below. Should the nominees become unable to serve or otherwise be unavailable for election, it is intended that the persons named in the Proxy will vote for the election of such persons as the Board of Directors may recommend in the place of such nominee. The Board of Directors knows of no reason why the nominees might be unable to serve or otherwise be unavailable for election. All of the nominees are presently members of the Board of Directors. There is currently one vacancy on the Board of Directors.

     Directors are elected by a plurality of the votes cast. Any shares not voted have no impact on the vote. Unless authority to vote for the nominees for director is withheld, it is the intention of the persons named in the accompanying Proxy to vote for the election of the nominees named below.

     The following table sets forth certain information with respect to the nominees.

                                          AGE (AT                                                                   DIRECTOR
               NAME                  FEBRUARY 1, 2003)                     PRINCIPAL OCCUPATION                       SINCE
               ----                  -----------------                     --------------------                       -----
Howard Socol..........................      57        Howard Socol has been the Chairman, President and Chief          2001
                                                      Executive Officer of the Company since January 2001.  Mr.
                                                      Socol was the Chief Executive Officer of J. Crew Group, Inc.,
                                                      a retailer of women's and men's apparel, shoes and
                                                      accessories, from February 1998 through January 1999.  From
                                                      1969 to 1997, Mr. Socol served in various management positions at Burdine's, a division of Federated Department Stores, Inc., becoming President in 1981 and Chairman and Chief Executive
                                                      Officer in 1984, a position he held until his retirement in
                                                      1997.  Mr. Socol is also a director of Guess?, Inc.

Allen I. Questrom.....................      62        Allen I. Questrom is Chairman and Chief Executive Officer of     1999
                                                      J. C. Penney Company, Inc.  He resigned as President and Chief
                                                      Executive Officer of the Company on September 15, 2000.  He
                                                      resigned as Chairman of the Board of the Company on January 8,
                                                      2001.  Mr. Questrom spent most of his 37-year career in retail with Federated Department Stores, Inc. rising from management trainee to become the corporation's youngest Chairman and
                                                      Chief Executive Officer - first in 1980 of the Rich's division based in Atlanta, in 1984 of the Bullock's division based in
                                                      Los Angeles and in 1990 of Federated Department Stores, Inc.,
                                                      a position which he held until May 1997.  Mr. Questrom also served as President and Chief Executive Officer of the
                                                      Dallas-based Neiman-Marcus Department Store Group from 1988 until 1990.  He also serves as a member of the Board of AEA
                                                      Investors and National Retail Federation and a member of the
                                                      National Committee of the Whitney Museum of American Art in
                                                      New York.

Shelley F. Greenhaus..................      49        Shelley F. Greenhaus is a principal of Whippoorwill              1999
                                                      Associates, Inc., an investment management firm, and has


                                       5

                                                      served as President and Managing Director of Whippoorwill
                                                      since 1990.  From January 1983 through August 1990, Mr.
                                                      Greenhaus was a Vice President and Portfolio Manager
                                                      (Distressed Securities) at Oppenheimer & Co., Inc.  Prior to
                                                      that, from September 1981 to January 1983, Mr. Greenhaus was a
                                                      Financial Analyst at W.R. Family Associates and from July 1978 through September 1981, he was a Financial Analyst at Loeb
                                                      Rhodes, Hornblower & Co. (Risk Arbitrage and Distressed
                                                      Securities).

John Halpern..........................      54        John Halpern is a partner of Halpern, Denny & Company, a         1999
                                                      private equity investment firm.  Prior to that, Mr. Halpern was a founder of Bain & Company, the international consulting firm and served as its Vice Chairman until 1990.  Mr. Halpern serves on the Board of Directors of certain privately held companies.

Yasuo Okamoto.........................      53        Yasuo Okamoto is a member of the law firm of Hughes, Hubbard &   1999
                                                      Reed LLP.  From time to time, Hughes, Hubbard & Reed LLP
                                                      represents Isetan in its arrangements with the Company and its subsidiaries.  Prior to joining Hughes, Hubbard & Reed LLP,
                                                      Mr. Okamoto was a partner at Hill, Betts & Nash from
                                                      1980-1986.  Mr. Okamoto is presently a member of the Board of
                                                      Directors of Nikon Americas, Inc.  From 1990 to 1997, Mr.
                                                      Okamoto was a Lecturer at the Boston University School of
                                                      Law.

Carl Spielvogel.......................      73        Carl Spielvogel is the Chairman and Chief Executive Officer of   1999
                                                      Carl Spielvogel Associates Inc., an investment management
                                                      international counseling firm.  He served from August 2000 through April 2001 as the United States Ambassador to the
                                                      Slovak Republic.  He was the Chairman and Chief Executive
                                                      Officer of United Auto Group from 1995 to 1998, and the
                                                      Chairman and Chief Executive Officer of Backer Spielvogel
                                                      Bates Worldwide, Inc., an international advertising company from 1979 to 1995.  Earlier, he was Vice Chairman of the
                                                      Interpublic Group of Companies, Inc.  Mr. Spielvogel is a
                                                      member of the Boards of Directors of Hasbro, Inc. and
                                                      Interactive Data, Inc.

David A. Strumwasser..................      51        David A. Strumwasser is a principal of Whippoorwill, and has     1999
                                                      served as Managing Director and General Counsel of
                                                      Whippoorwill since 1993.  From 1984 through 1993, Mr.
                                                      Strumwasser was a partner and co-head of the Bankruptcy and
                                                      Reorganization Practice at Berlack, Israels & Liberman LLP.
                                                      Prior to that, he practiced bankruptcy law at Anderson, Kill &
                                                      Olick from 1981 to 1984, and at Weil, Gotshal & Manges LLP from 1976 to 1979.  From 1979 to 1981, Mr. Strumwasser was an
                                                      Assistant Vice President at Citicorp Industrial Credit, Inc.


                                       6

Robert J. Tarr, Jr....................      59        Robert J. Tarr, Jr. is a professional director and a Special     1999
                                                      Partner with Chartwell Investments LLP and was Chairman, Chief
                                                      Executive Officer and President of HomeRuns.com, Inc. from
                                                      February 2000 through September 2001.  From January 1997
                                                      through February 2000, he was an independent investor and
                                                      professional director.  He was the President, Chief Executive
                                                      Officer and Chief Operating Officer of each of Harcourt
                                                      General Inc. and the Neiman Marcus Group Inc. from November
                                                      1991 to January 1997.  Prior to that he held a variety of
                                                      positions with General Cinema Corporation, the predecessor of
                                                      Harcourt General Inc., including President and Chief Operating
                                                      Officer since 1984.  Mr. Tarr presently serves on the Boards of Directors of John Hancock Financial Services, Inc. and
                                                      WESCO International Inc.

Douglas P. Teitelbaum.................      36        Douglas P. Teitelbaum joined Bay Harbour, an investment          1999
                                                      management firm, as a principal in April, 1996.  Prior to that time, Mr. Teitelbaum was a managing director in the High Yield and Distressed Securities Group at Bear Stearns, Inc. and was
                                                      previously a partner at Dabney/Resnick, Inc., a Los Angeles based distressed securities investment boutique.  Mr.
                                                      Teitelbaum serves on the Boards of Directors of American
                                                      Banknote Corporation and Planet Hollywood, Inc.

Steven A. Van Dyke....................      42        Steven A. Van Dyke joined Bay Harbour, and its predecessor,      1999
                                                      Tower Investment Group, as a principal in 1986.  He is a
                                                      Chartered Financial Analyst and is a member of both the
                                                      Financial Analysts Society of Central Florida and the
                                                      Association for Investment Management and Research.  Mr. Van
                                                      Dyke serves on the Boards of Directors of Buckhead America,
                                                      Globix Corp. and American Banknote Corporation.


     Except as set forth above, none of the directors is a director of any other company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the requirements of Section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940. There are no family relationships between any nominee, director or executive officer of the Company.

     Bay Harbour and Whippoorwill, collectively, are the beneficial owners of approximately 77.7% of the outstanding shares of Common Stock. They are parties to a stockholders agreement, dated as of November 13, 1998, which sets forth their agreement with respect to certain matters relating to the shares of Common Stock held by them. Pursuant to the stockholders agreement, each of Bay Harbour and Whippoorwill has agreed to take all action necessary to elect three designees of each, one designee of Isetan, the chief executive officer of the Company, and three independent directors, to the Board of Directors of the Company. Pursuant to the plan of reorganization for Barneys and certain of its affiliates, Messrs. Greenhaus and Strumwasser, who are principals and officers of Whippoorwill, and Messrs. Teitelbaum and Van Dyke, who are principals of Bay Harbour, and Mr. Halpern, became members of the Board of Directors of the Company. In addition, Mr. Okamoto was elected to the Board of Directors of the Company as a designee of Isetan pursuant to an agreement among Isetan, Bay Harbour, Whippoorwill and the Company. See "Certain Relationships and Related

Transactions -- Isetan" below. As noted above, there is currently one vacancy on the Board of Directors of the Company. Pursuant to the stockholders agreement, Whippoorwill has the right to designate this director.



                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

     The following table sets forth information concerning the annual compensation for services in all capacities to the Company for the fiscal years ended February 1, 2003 (52 weeks), February 2, 2002 (52 weeks) and February 3, 2001 (53 weeks) of the Chief Executive Officer and each of the four other most highly compensated executive officers of the Company.


                                                                                        LONG-TERM
                                                                                   COMPENSATION AWARDS
                                               ANNUAL COMPENSATION              -------------------------
                              FISCAL   ---------------------------------------   RESTRICTED   SECURITIES
NAME AND                       YEAR                             OTHER ANNUAL       STOCK      UNDERLYING       ALL OTHER
PRINCIPAL POSITION           ENDED IN    SALARY     BONUS(1)   COMPENSATION(2)     AWARDS    OPTIONS/SARS    COMPENSATION(3)
------------------           --------  ----------  ----------  ---------------  ------------ ------------    ---------------
Howard Socol                    2003   $1,050,000  $1,250,000        $79,140     $820,000(4)         --           $2,250
  Chairman, President and       2002      970,191   1,000,000         89,484           --            --            1,500
  Chief Executive Officer       2001       76,923          --           --             --       792,034               --

Thomas Kalenderian              2003      416,000     145,600           --             --            --           12,370
  Executive Vice                2002      405,539          --           --             --        20,000           10,700
  President-- Men's             2001      385,064      92,813           --             --        40,000           14,960
  Merchandising

Judith Collinson                2003      401,700     122,519           --             --            --           11,457
  Executive Vice                2002      391,596          --           --             --        20,000           11,363
  President-- Women's           2001      370,318      92,813           --             --        40,000           15,460
  Merchandising

Michael Celestino               2003      416,922     127,162           --             --            --           12,370
  Executive Vice                2002      406,425          --           --             --        20,000           11,070
  President-- Store             2001      378,247      94,500           --             --        40,000           15,320
  Operations

Marc H. Perlowitz               2003      360,594     126,208           --             --            --           12,370
  Executive Vice                2002      351,526          --           --             --        20,000           11,070
  President-- General           2001      333,130     100,500           --             --        40,000           15,320
  Counsel and Human
  Resources, and
  Secretary


----------

(1) Reflects amounts earned during the fiscal year covered but actually paid in the subsequent fiscal year.

(2) Other Annual Compensation includes auto, auto insurance, parking, professional fees paid on behalf of the executive and clothing and air travel allowances, but excludes certain perquisites and other personal benefits that did not exceed the lesser of $50,000 or 10% of the total annual salary reported for the named executive officer. For Mr. Socol, Other Annual Compensation includes $48,113 in clothing allowance reimbursements for the fiscal year ended February 2, 2002 and $25,850 for reimbursements of tax consulting professional fees and $39,740 in clothing allowance reimbursements for the fiscal year ended February 1, 2003.

(3) All Other Compensation includes imputed life insurance, 401(k) match payments made by the Company, and other retirement plan contributions made by the Company.

(4) On January 10, 2003, pursuant to an amendment to Mr. Socol's employment agreement, the Company agreed to make a restricted stock award of 200,000 shares of Common Stock to Mr. Socol on February 2, 2003. The Common Stock is quoted on the Nasdaq Over-The-Counter Bulletin Board service. The Common Stock is only traded on a limited or sporadic basis and there is no established public trading market for such Common Stock. There is no assurance that there will be liquidity in the Common Stock. The dollar amount reported in the table has been calculated by multiplying the quoted last trade price of the Common Stock on January 10, 2003 by 200,000. At February 1, 2003, the dollar amount calculated as of such date was $850,000. 100,000 of the shares vest on January 31, 2004 and the other 100,000 shares vest on January 31, 2005, provided that Mr. Socol does not terminate his employment before those dates. In addition, upon a change in control of the Company before Mr. Socol's service terminates, if the Company terminates Mr. Socol's employment without cause or if Mr. Socol terminates his employment for good reason, all 200,000 shares will fully vest. In addition, a portion of the restricted shares will vest upon Mr. Socol's death or disability. All regular cash dividends paid on the shares will be held in escrow and will be paid to Mr. Socol upon the vesting of the shares.

                       OPTIONS GRANTED IN LAST FISCAL YEAR


    There were no grants of stock options made during the fiscal year ended February 1, 2003 to the Chief Executive Officer and each of the four other most highly compensated executive officers of the Company.


                          FISCAL YEAR END OPTION VALUES

                                                                      NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                                     UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                                             OPTIONS                  OPTIONS AT FISCAL
                                 SHARES                                AT FISCAL YEAR-END               YEAR-END ($)
                              ACQUIRED ON           VALUE               EXERCISABLE (E)/              EXERCISABLE (E)/
NAME                           EXERCISE #        REALIZED ($)           UNEXERCISABLE (U)             UNEXERCISABLE (U)
----                          ------------       ------------         ---------------------         -------------------
Howard Socol                        0                  0                   396,117(E)                       0(E)

                                                                           396,117(U)                       0(U)

Thomas Kalenderian                  0                  0                    32,000(E)                       0(E)

                                                                            28,000(U)                       0(U)

Judith Collinson                    0                  0                    32,000(E)                       0(E)

                                                                            28,000(U)                       0(U)

Michael Celestino                   0                  0                    32,000(E)                       0(E)

                                                                            28,000(U)                       0(U)

Marc H. Perlowitz                   0                  0                    32,000(E)                       0(E)

                                                                            28,000(U)                       0(U)


                   EMPLOYMENT CONTRACTS AND OTHER ARRANGEMENTS

     Agreement with Howard Socol. Pursuant to an agreement between the Company and Howard Socol dated as of January 8, 2001, and as amended on January 10, 2003, Mr. Socol serves as Chairman of the Board of Directors, President and Chief Executive Officer of the Company through January 31, 2005. Under certain circumstances the Company may extend Mr. Socol's term up to an additional six months. Mr. Socol's base salary is $1,000,000 per year. In addition, for the periods commencing February 1, 2001 and ending on January 31, 2003, Mr. Socol was entitled to an annual performance bonus of up to 125% of his base salary. For the period commencing on February 1, 2003 and ending on January 31, 2005, Mr. Socol is entitled to an annual performance bonus based on the amount by which the Company exceeds certain financial target amounts, which bonus is not limited to 125% of his base salary. The amount of the performance bonus for the fiscal year ended February 2, 2002 was guaranteed to be $1,000,000. Mr. Socol was granted options to purchase 792,234 shares of Common Stock, representing 5% of the outstanding shares of Common Stock on a fully-diluted basis, which will vest over the term of his employment until January 31, 2004. These options are exercisable at a price of $9.625 per share. The stock options are exercisable until the earlier of (a) January 7, 2008 and (b) the second anniversary of Mr.

Socol's termination of employment, if such termination occurs before January 31, 2005 by the Company with cause, by Mr. Socol without good reason or because of Mr. Socol's death or disability. Upon a termination of employment by the Company without cause or by Mr. Socol for good reason, or upon a change of control of the Company, all stock options will fully vest. In addition, a portion of the stock options will vest upon Mr. Socol's death or disability. The Company also guaranteed that, as of the date of the first change of control of the Company, the aggregate amount of compensation derived from all stock options (previously or thereafter) granted to Mr. Socol (and the value of any shares of stock acquired upon exercise of such stock options) will be at least $5,000,000. If the Company achieves certain financial targets, the guarantee will increase to as much as $10,000,000. Following the change of control, the Company will pay Mr. Socol in cash any shortfall between the aggregate value of all stock options granted to him and the guaranteed amount. However, the Company will not be required to pay under this guarantee in the event Mr. Socol voluntarily resigns from the Company before the earlier of the expiration of the term of the agreement and the date of the change of control of the Company. Upon a termination of employment by the Company without cause or by Mr. Socol for good reason, Mr. Socol will also be entitled to a cash payment equal to:

       o all accrued and unpaid salary and bonus through the termination date; plus

       o the amount by which $750,000 exceeds all accrued and unpaid salary for the portion of the fiscal year preceding the termination date.

In addition to the cash payment set forth in the preceding sentence, Mr. Socol would be entitled to participate in the Company's benefit plans for six months following a termination of employment by the Company without cause or by Mr. Socol for good reason.

     On January 8, 2001, Mr. Socol entered into a registration rights agreement with the Company, pursuant to which the Company granted Mr. Socol certain demand and piggyback registration rights with respect to his shares of Common Stock. Bay Harbour, Whippoorwill and Mr. Socol have agreed to provide each other certain co-sale rights in connection with any sales of their Common Stock. Mr. Socol also agreed to vote half of his shares as directed by Bay Harbour and half as directed by Whippoorwill. The Company also has certain rights of first refusal with respect to any shares of Common Stock that Mr. Socol acquires upon exercise of his stock options.

     Pursuant to the amendment to the employment agreement, the Company made a restricted stock award of 200,000 shares of Common Stock to Mr. Socol on February 2, 2003. Pursuant to the restricted stock award agreement between the Company and Mr. Socol, until the shares vest, the shares will be held in escrow and Mr. Socol may not transfer the shares. In addition, until the shares vest, the shares are subject to a right of repurchase by the Company upon Mr. Socol's resignation without good reason or termination by the Company for cause. 100,000 of the shares vest on January 31, 2004 and the other 100,000 shares vest on January 31, 2005, provided that Mr. Socol does not terminate his employment before those dates. In addition, upon a change of control of the Company before Mr. Socol's service terminates, if the Company terminates Mr. Socol's employment without cause or if Mr. Socol terminates his employment for good reason, all 200,000 shares will fully vest. In addition, a portion of the restricted shares will vest upon Mr. Socol's death or disability.


     Employee Severance Plan. The Company has implemented an employee severance plan. The employee severance plan covers all salaried employees of the Company but does not include Mr. Socol. The severance benefits under the employee severance plan are triggered by either:

       o an involuntary termination of employment for any reason other than for cause; or

       o a voluntary termination as a result of either a material diminution of the employee's responsibilities, or a substantial reduction in salary, in either case within twelve months of certain events constituting a change of control of the Company.

The amount of severance payable depends on a participant's position and the number of years of service, ranging from one week to one month for each year of service. The severance payments range from a minimum of two weeks' salary to a maximum of twelve months' salary.


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Company currently consists of David Strumwasser, Robert Tarr, Jr. and Douglas Teitelbaum. None of the members of the Compensation Committee was, during the fiscal year ended February 1, 2003, an officer or employee of the Company or was formerly an officer of the Company. Mr. Strumwasser is a principal of Whippoorwill, and serves as Managing Director and General Counsel of Whippoorwill. Mr. Teitelbaum is a principal of Bay Harbour. On January 28, 1999, the Company entered into a Registration Rights Agreement with Bay Harbour, Whippoorwill and Isetan, pursuant to which each of Bay Harbour and Whippoorwill are entitled to exercise up to two demand registrations and unlimited short-form demand and piggyback registration rights. No interlocking relationship exists between the Board of Directors and the board of directors or compensation committee of any other company.

                          COMPENSATION COMMITTEE REPORT

     The Compensation Committee is responsible for establishing and reviewing the salaries, compensation plans and other remuneration of the officers of the Company. The principal objectives of the Company's executive compensation are to
(i) compensate competitively its executive officers, (ii) attract and retain individuals important to the success of the Company, (iii) provide incentives that will motivate those executives and (iv) reward the Company's executives for achieving the business objectives of the Company over both the short and long terms.

     In each fiscal year, the Committee considers the recommendations of the Chief Executive Officer, which is supported by data generated by the Company's Human Resources Department for each component of compensation of the Company's executive officers. The Committee reviews those recommendations and then approves them or makes such modifications as it deems appropriate.

     COMPENSATION PHILOSOPHY: The Company's compensation program applicable to all the executive officers is based on three primary elements:

          o    base salary compensation;

          o    annual bonus incentive compensation; and

          o    long term incentive compensation.

     The Company's executives receive no other form of compensation other than customary benefits.

     BASE SALARY COMPENSATION: The base salaries for the executive officers are determined based upon the responsibilities of the position, the experience level of the individual and the competitive conditions within the industry. The Company and the Compensation Committee also consider the compensation paid to executive officers of comparable companies in the retail industry. Generally, in adjusting those salaries for individual executive officers in each fiscal year, the Compensation Committee considers the financial performance of the Company in the prior fiscal year, the performance of the individual executive officer, any changed duties and responsibilities and the base salaries paid to individuals in comparable positions in other retail companies.

     ANNUAL BONUS INCENTIVE COMPENSATION: The Compensation Committee and the Board of Directors approved the 2002 Employee Bonus Plan in which all executive officers other than the Chief Executive Officer are participants. The plan provides for a maximum bonus based on a percentage of an individual's salary reflecting his or her level within the Company. The amount of that maximum bonus payable to each participant is based on satisfaction of a combination of Company and individual or business unit performance criteria. The eleven most senior executives of the Company, other than Howard Socol but including all executive officers, are also participants in an additional bonus program based upon achievement of cumulative EBITDA during the 2002, 2003 and 2004 fiscal years.

     LONG TERM INCENTIVE COMPENSATION: Both the Company's management and the Compensation Committee believe that significant stock ownership in the Company links the economic interest of stockholders and management and, therefore, is a major incentive for management. The Company's long term incentive plan is designed to provide the recipient with a proprietary interest in the growth and performance of the Company and the value of its shares. The Compensation Committee recommends grants of stock options to executive officers in accordance with the terms of the Employee Stock Option Plan. All executive officers are participants in the Employee Stock Option Plan. The Compensation Committee has the discretion to determine, among other things, the persons to whom options are granted, the timing of any grants, the number of shares subject to each option, the period of exercisability and the designation of options as incentive stock options or non-qualified stock options. Option terms may not be greater than ten years, or five years in the case of an incentive stock option granted to a holder of 10% or more of the voting power of the Company's capital stock. The price per share at which Common Stock may be purchased upon exercise of an option is determined by the Compensation Committee; however, in the case of grants of incentive stock options, the price per share may not be less than the fair market value of a share of Common Stock on the date of grant. The Compensation Committee also has the right to accelerate the right to exercise any option granted under the plan. As of May 2, 2003, there were 392,766 shares available for future grant under the Employee Stock Option Plan. The terms of Mr. Socol's participation in the Employee Stock Option Plan are also governed by his Employment Agreement.

     CEO COMPENSATION: Mr. Socol was elected Chairman, President and Chief Executive Officer of the Company in January 2001. The terms of his employment agreement are discussed in "Employment Contracts and Other Arrangements" above. The Compensation Committee believes that the compensation provided in that agreement, as amended, is comparable in value to the prevailing competitive marketplace for companies similarly situated.

     Section 162(m) of the Internal Revenue Code of 1986 (the "Code") limits a publicly-held corporation's deduction for compensation paid to certain executive officers in excess of $1 million per executive per taxable year, unless the compensation qualifies as "performance based" compensation. The Company believes that the options granted under the Employee Stock Option Plan at a time when the Compensation Committee consists only of outside directors (within the meaning of Section 162(m) of the Code) should qualify for this exemption. As of today, annual cash compensation to be received by any executive officer, other than Mr. Socol, has been far below the $1 million threshold. With respect to the stock options granted to Mr. Socol and discussed above in "Employment Contracts and Other Arrangements", the Company obtained the requisite stockholder approval for purposes of Section 162(m), and the Company believes these options will qualify for the exemption under Section 162(m).

                                                    COMPENSATION COMMITTEE

                                                    David Strumwasser
                                                    Robert J. Tarr, Jr.
                                                    Douglas Teitelbaum



                             AUDIT COMMITTEE REPORT

    The Audit Committee has reviewed and discussed the audited financial statements contained in the Company's Annual Report on Form 10-K for the fiscal year ended February 1, 2003 with the Company's management and the Company's independent auditors, Ernst & Young LLP. The Company's management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

    In addition, the Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees. Further, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit

Committees, and has discussed with the independent auditors the auditors' independence from the Company and its management.

    In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended February 1, 2003 for filing with the Securities and Exchange Commission.

                                             AUDIT COMMITTEE

                                             Robert J. Tarr, Jr., Chairman
                                             Carl Spielvogel



                            COMPENSATION OF DIRECTORS

    Each of the three independent directors, Allen Questrom, Robert J. Tarr, Jr. and Carl Spielvogel, receives an annual fee of $50,000 for his services as a director. All non-employee directors participate in the Director Option Plan. Each "eligible director," as defined in the plan, is granted an option to purchase 5,000 shares of Common Stock upon his initial appointment to the Board of Directors, which is exercisable at the fair market value of the Common Stock on the date of grant. At the discretion of the Board of Directors, additional options may be granted to eligible directors on the date of the annual meeting of the Company's stockholders that takes place after the initial grant, provided the grantee is an eligible director in office immediately following such annual meeting. The options granted under this plan are exercisable at the fair market value, as determined by the Board of Directors, and expire ten years after the date of grant. These options are exercisable:

     o as to one-half of the total number of shares subject to the grant on the date of grant; and

     o as to the remaining shares subject to the grant on the first anniversary of the date of grant.

    Pursuant to the plan, each eligible director was granted an option on March 11, 1999 to purchase 5,000 shares of Common Stock upon his initial appointment to the Board of Directors, at an exercise price of $8.68 per share, one-half of which vested on issuance, and one-half of which vested on March 11, 2000. On June 20, 2001, each eligible director was granted an additional option to purchase 25,000 shares of Common Stock at an exercise price of $9.625 per share, one half of which vested on issuance and one half of which vested on June 20, 2002. As of May 2, 2003, 30,000 shares remain available for issuance under the Director Option Plan.

                              CERTAIN RELATIONSHIPS
                            AND RELATED TRANSACTIONS

     Agreement with Howard Socol. See "Employment Contracts and Other Arrangements" above.

     Employee Severance Plan. See "Employment Contracts and Other Arrangements" above.

     401(k) and Money Purchase Plan. Through December 2001, the Company maintained both a 401(k) savings plan and a money purchase plan. All the Company's employees, except for certain employees covered by specific collective bargaining agreements, were eligible to participate in both plans. Pursuant to the terms of the 401(k) plan, eligible participating employees may elect to contribute between 1% and 13% of their annual compensation up to the annual dollar limits set by the Internal Revenue Service. The Company will match 50% of the first 6% of the participant's elective contributions resulting in a maximum of 3% of total compensation. Effective January 2002, the Company amended the 401(k) plan and the money purchase plan. Prior to the effective date of the amendments, contributions to the money purchase plan were made 100% by the Company in an amount equal to 3% of a participant's eligible compensation for the year in question subject to a specified cap. In addition, the 401(k) plan included a profit sharing feature whereby the Company could make a discretionary contribution of up to 3% of a participant's eligible compensation. The determination of whether or not a contribution is made and, if so, the amount of same, is determined by the Company's Compensation Committee. Pursuant to the amendments, the following occurred:

     o further contributions to (and additional participants in) the money purchase plan were eliminated commencing with contributions for the 2002 plan year;

     o the plans were consolidated with the new plan now called the Barney's, Inc. Retirement Savings Plan;

     o the adding of a non-discretionary contribution of 1.5% of a participant's eligible compensation for the year in question subject to a specified cap; and

     o an increase in the maximum discretionary contribution from 3% to 4% of a participant's eligible compensation.

     Registration Rights Agreement. On January 28, 1999, the Company entered into a Registration Rights Agreement with Bay Harbour, Whippoorwill and Isetan, pursuant to which each of Bay Harbour and Whippoorwill are entitled to exercise up to two demand registrations and unlimited short-form demand and piggyback registration rights. In addition, Isetan was granted piggyback registration rights.

     Isetan. In connection with the Company's bankruptcy reorganization, the Company entered into various agreements and arrangements with Isetan and certain of its affiliates. A wholly-owned subsidiary of the Company is party to licensing arrangements pursuant to which:

     o two retail stores are operated in Japan and a single in-store department is operated in Singapore under the name "Barneys New York," each by an affiliate of Isetan; and

     o Barneys Asia Co. LLC, which is 70% owned by a wholly-owned subsidiary of the Company and 30% owned by an affiliate of Isetan, has the exclusive right to sublicense the Barneys New York trademark throughout Asia (excluding Japan).

     Licensing agreements governing these arrangements were entered into in connection with the Company's emergence from bankruptcy. With regard to the first licensing arrangement described above, the affiliate of Isetan pays the Company a minimum royalty of 2.50% of a minimum net sales figure set forth in the agreement and an additional royalty of 2.50% of net sales in excess of the minimum net sales and sales generated from the expansion of the affiliate of Isetan's store base and business methods. In accordance with a prior arrangement, the Company assigned 90% of certain annual minimum royalties it receives from this licensing arrangement to Isetan until the expiration of the licensing arrangement in 2015. Pursuant to the terms of the license agreement, the Company is entitled to receive a minimum royalty over the term of this agreement ranging from 45,868,000 to 61,195,106 Japanese Yen ($383,000 to $510,800 at the February 1, 2003 conversion rate of 119.8 Japanese yen to one United States dollar) a year. The minimum royalty revenue is recognized monthly as the license fee accrues. The Company recognized approximately $318,000, $326,000 and $330,000 in royalty income for Fiscal 2002, 2001, and 2000, respectively. On February 5, 2003, this arrangement was amended, and the affiliate of Isetan agreed to pay the Company $750,000 in each of February 2003 and February 2004 in consideration of the Company's consent to certain matters relating to the establishment of an additional Barneys New York store in Japan by an affiliate of Isetan. Barneys Asia Co. LLC has not entered into any sublicensing arrangements for the operation of any stores or departments under the Barneys New York trademark.

     In addition, in connection with the consummation of the plan of reorganization:

     o each of Whippoorwill and Bay Harbour have agreed, for a period of five years from January 29, 1999, to vote, or cause to be voted, all shares of Common Stock held by it in favor of the election of one director designated by Isetan to the Board of Directors; and

     o the Company has agreed to cause such designee to be elected to the board of directors of the Company's subsidiary, Barney's, Inc.

     Yasuo Okamoto is the director designated by Isetan. In addition, Isetan may designate one individual to attend all meetings of the Board of Directors in a non-voting observer capacity.

                                PERFORMANCE GRAPH

     The following graph compares the total cumulative return since September 21, 2000 on the Common Stock to the total cumulative return over the same period of the common stocks of companies in the Russell 2000 Index and an industry peer group index consisting of Saks, Inc., Neiman Marcus Group, Inc., Federated Department Stores, Inc. and Tiffany & Co.

     The graph assumes that the value of an investment in the Common Stock and each index was $100 at September 21, 2000, and that all dividends were reinvested. The comparisons provided in this graph are not intended to be indicative of possible future performance of the Common Stock.






                                [OBJECT OMITTED]








(Source:  RESEARCH DATA GROUP, INC.)

The Common Stock is quoted on the Nasdaq Over-The-Counter Bulletin Board service. The Common Stock is only traded on a limited or sporadic basis and there is no established public trading market for such Common Stock. The Company consummated a plan of reorganization under Chapter 11 of the Bankruptcy Code on January 28, 1999. Data relating to the trading of the Common Stock during the period from January 28, 1999 until September 21, 2000 is unavailable and is therefore not included in the graph.

--------------------------- ------------------------ ---------------------------------------------------------------------------
                                STARTING BASIS                                    FISCAL YEAR ENDED
--------------------------- ------------------------ ---------------------------------------------------------------------------
                              SEPTEMBER 21, 2000        FEBRUARY 3, 2001          FEBRUARY 2, 2002         FEBRUARY 1, 2003
--------------------------- ------------------------ ------------------------ ------------------------- ------------------------
BARNEYS NEW YORK, INC.              $100.00                  $109.17                   $22.67                   $55.67
--------------------------- ------------------------ ------------------------ ------------------------- ------------------------
RUSSELL 2000 INDEX                  $100.00                  $97.93                    $95.17                   $74.83
--------------------------- ------------------------ ------------------------ ------------------------- ------------------------
PEER GROUP                          $100.00                  $125.02                  $114.32                   $77.62
--------------------------- ------------------------ ------------------------ ------------------------- ------------------------



                             ADDITIONAL INFORMATION

     The Board of Directors met 6 times during the fiscal year ended February 1, 2003. Among its standing committees, the Company has an Audit Committee and a Compensation Committee.

     AUDIT COMMITTEE: The Audit Committee is responsible for overseeing the Company's financial reporting process on behalf of the Board of Directors, and as part of its duties it recommends to the Board of Directors the selection of the Company's independent auditors, analyzes the reports of such auditors, periodically reviews the adequacy of the Company's internal financial controls, periodically reviews the terms of material transactions between the Company and its affiliates and subsidiaries, and makes such recommendations to the Board of Directors with respect thereto as such committee may deem advisable. The Audit Committee has considered whether the independent auditors' provision of information technology services and other non-audit services to the Company is compatible with maintaining the auditors' independence. The members of the Audit Committee are Robert J. Tarr, Jr. and Carl Spielvogel, both of whom are "independent" under the listing standards of the National Association of Securities Dealers. The Audit Committee met 4 times during the fiscal year ended February 1, 2003. The Board of Directors has adopted a written charter for the Audit Committee.

     COMPENSATION COMMITTEE: The Compensation Committee consists of three directors, and its function includes management compensation matters. The Compensation Committee currently consists of David Strumwasser, Robert Tarr, Jr. and Douglas Teitelbaum. The Compensation Committee met four times during the fiscal year ended February 1, 2003.



             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The Common Stock is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Section 16(a) of the Exchange Act requires that each director and executive officer of the Company and each person owning more than 10% of Common Stock report his or its initial ownership of the Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission. The Company is required to disclose in this Proxy Statement any late filings of such reports with respect to the most recent fiscal year.

     Based solely upon a review of copies of forms furnished to the Company or written representations from certain reporting persons that no Form 5 filings were required, the Company believes that during fiscal 2002, all such Section 16(a) filing requirements were timely satisfied.

                           2. APPOINTMENT OF AUDITORS

     It is proposed that the stockholders ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending January 31, 2004. Ernst & Young LLP have been the independent auditors of the Company since 1996. It is expected that a representative of Ernst & Young LLP will be present at the Annual Meeting with the opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions.

FEES PAID TO AUDITORS

      The following table sets forth the aggregate fees billed by Ernst & Young LLP, for professional services rendered to the Company for the audit of the Company's annual financial statements for the fiscal years ended February 1, 2003 and February 2, 2002, for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for those fiscal years, and for other services rendered on behalf of the Company during those fiscal years. The Audit Committee approved all of such fees. There were no other services provided in Fiscal 2002 or Fiscal 2001 other than those included in the captions below.

                                            Fiscal 2002         Fiscal 2001
                                            -----------         -----------

    Audit Fees                               $498,000             $349,000
                                             ========             ========
    Audit-Related Fees(1)                    $370,000             $ 41,000
                                             ========             ========
    Tax Fees(2)                              $ 45,000             $ 43,000
                                             ========             ========

     (1) Fiscal 2002 primarily includes fees for professional services related to the Company's unit offering completed April 1, 2003 and audits of employee benefit plans. Fiscal 2001 includes fees for audits of employee benefit plans.

     (2) Fiscal 2002 and 2001 include fees for services to assist the Company in its preparation of tax returns and for the provision of tax advice.

     The Board of Directors recommends that the accompanying Proxy be voted in favor of the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending January 31, 2004. An affirmative vote of the holders of a majority of the shares present at the meeting in person or by proxy is required for approval.


                                  MISCELLANEOUS

     The Board of Directors knows of no business to come before the meeting other than as stated in the Notice of Annual Meeting of Stockholders. Should any business other than that set forth in the Notice properly come before the meeting, it is the intention of the persons named in the accompanying Proxy to vote the Proxy in accordance with their judgment on such matters.

     A list of the Company's stockholders as of the record date for the meeting will be available at the New York City offices of the Company for examination by any stockholder, for purposes germane to the meeting, during ordinary business hours, for ten days prior to the date of the meeting.

     All shares represented by the accompanying Proxy given prior to the meeting will be voted in the manner specified therein. Proxy cards returned without specification will be voted in accordance with the recommendation of the Board of Directors. The shares of stockholders who have properly withheld authority to vote for the nominees proposed by the Board of Directors (including broker non-votes) will not be counted toward achieving a plurality. As to any matters which may come before the meeting other than those specified above, the Proxy holders will be entitled to exercise discretionary authority. The holders of a majority of the outstanding shares of Common Stock present in person or represented by proxy will constitute a quorum at the Annual Meeting.

     For purposes of this meeting, except for the election of directors, which requires a plurality vote, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting for a particular matter is required for the matter to be deemed an act of the stockholders. With respect to abstentions, the shares are considered present at the meeting for the particular matter, but since they are not affirmative votes for the matter, they will have the same effect as votes against the matter. With respect to broker non-votes, the shares are not considered present at the meeting for the particular matter as to which the broker withheld its vote. Consequently, broker non-votes are not counted in respect of the matter, but they do have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

                            PROPOSALS OF STOCKHOLDERS

     Proposals of stockholders intended to be presented at the next Annual Meeting of Stockholders must be received by the Company no later than January 20, 2004 to be considered for inclusion in the Company's Proxy Statement and form of Proxy relating to that meeting. Such proposals should be addressed to Marc H. Perlowitz, Secretary, Barneys New York, Inc., 575 Fifth Avenue, New York, NY 10017.

     If any stockholder wishes to present a proposal to the Company's 2004 Annual Meeting that is not included in the Company's proxy statement for that meeting and fails to submit such proposal on or before April 8, 2004, then the persons named as proxies in the Company's proxy card accompanying the proxy statement for the 2004 Annual Meeting will be allowed to use their discretionary voting authority when the proposal is raised at the annual meeting, without any discussion of the matter in the Company's proxy statement for the 2004 Annual Meeting.

                            EXPENSES OF SOLICITATION

     The Company will bear the cost of the solicitation of Proxies. In addition to the use of the mails, proxies may be solicited by the executive employees and directors of the Company personally, by telephone or by telecopy. The Company has retained The Altman Group to assist in the solicitation of proxies for a fee of $7,000.00, plus reimbursement of out-of-pocket expenses. Brokers, nominees, fiduciaries and other custodians will be requested to forward soliciting material to the beneficial owners of shares and will be reimbursed for their expenses.

     BARNEYS NEW YORK, INC. WILL FURNISH A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED FEBRUARY 1, 2003, WITHOUT EXHIBITS, WITHOUT CHARGE TO EACH PERSON WHO FORWARDS A WRITTEN REQUEST THEREFOR, INCLUDING A REPRESENTATION THAT SUCH PERSON WAS A BENEFICIAL HOLDER OF COMMON STOCK OF BARNEYS NEW YORK, INC. ON MAY 2, 2003, TO MARC H. PERLOWITZ, SECRETARY, BARNEYS NEW YORK, INC., 575 FIFTH AVENUE, NEW YORK, NY, 10017.


Dated:  May 19, 2003                         By Order of the Board of Directors

                                             /s/ Marc H. Perlowitz

                                             Marc H. Perlowitz
                                             Secretary

                             BARNEYS NEW YORK, INC.
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS-JUNE 20, 2003


The undersigned hereby appoints Marc H. Perlowitz and Steven M. Feldman or either of them, attorneys and proxies with full power of substitution in each of them, in the name, place and stead of the undersigned to vote as proxy all the stock of the undersigned in Barneys New York, Inc.


The shares represented by this proxy will be voted for proposals 1 and 2 and in accordance with item 3 if no instruction to the contrary is indicated, or if no instruction is given.



                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                      PLEASE MARK, SIGN, DATE AND MAIL YOUR
            PROXY CARD IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE!

                             BARNEYS NEW YORK, INC.

                                  JUNE 20, 2003




          |                                                          |
          V      Please Detach and Mail in the Envelope Provided     V



 A [X]    PLEASE MARK YOUR
          VOTES AS IN THIS
          EXAMPLE


                 FOR     WITHHELD
1. Election of                            Nominees:    Howard Socol
   directors.    [ ]       [ ]                         Allen I. Questrom
                                                       Shelley F. Greenhaus
                                                       John Halpern
                                                       Yasuo Okamoto
                                                       Carl Spielvogel
                                                       David A. Strumwasser
                                                       Robert J. Tarr, Jr.
                                                       Douglas P. Teitelbaum
                                                       Steven A. Van Dyke
FOR, except vote withheld
from the following nominees:


---------------------------------------



                                               FOR       AGAINST    ABSTAIN
2. To ratify the appointment of
   Ernst & Young LLP as independent            [ ]         [ ]        [ ]
   auditors for the Company for the
   fiscal year ending January 31, 2004.




3. In their discretion, to act upon
   such other matters as may properly
   come before the meeting or any
   adjournment thereof.



                                          PLEASE MARK, SIGN DATE AND RETURN
                                          THE PROXY CARD PROMPTLY, USING THE
                                          ENCLOSED ENVELOPE.





                                                  DATE: ____________ ___, 2003


SIGNATURE(S) (if held jointly)
______________________________________________________________________________



NOTE: PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREON. EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC. SHOULD SO INDICATE WHEN SIGNING, GIVING FULL TITLE AS SUCH. IF SIGNER IS A CORPORATION, EXECUTE IN FULL CORPORATE NAME BY AUTHORIZED OFFICER. IF SHARES ARE HELD IN THE NAMES OF TWO OR MORE PERSONS, ALL SHOULD SIGN.